PREMIER STRATEGIC GROWTH FUND
                    200 Park Avenue
               New York, New York  10166



                                       November 6, 1995



The Bank of New York
90 Washington Street
New York, New York 10286

Gentlemen:

     This letter confirms the agreement of the undersigned (the "Company") to be bound by the terms and conditions of the Cash Management and Related
Services Agreement (a copy of which is annexed hereto), subject to your agreement that the Company shall be deemed to be a "Fund" as such term is used in said
Agreement and shall be entitled to all benefits of a Fund pursuant thereto.

     This Agreement has been executed on behalf of the Company by the undersigned officer of the Company in his capacity as an officer of the Company. The obligations of the Cash Management and Related Services
Agreement shall only be binding upon the assets and property of the Company and shall not be binding upon any Board member, officer or shareholder of the Company individually.



                        Very truly yours,

                        PREMIER STRATEGIC GROWTH FUND


                        By:
                        Title:


Accepted and Agreed:

THE BANK OF NEW YORK


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